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                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549


                                 FORM 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                     Date of Report:  January 20, 1997


                      OLD KENT FINANCIAL CORPORATION
                       (Exact name of registrant as
                         specified in its charter)


                MICHIGAN            0-12216            38-1986608
             (State or other      (Commission         (IRS Employer
             jurisdiction of       File Number)    Identification no.)
             incorporation)

          ONE VANDENBERG CENTER
         GRAND RAPIDS, MICHIGAN                           49503
(Address of principal executive offices)                (Zip Code)

                      Registrant's telephone number,
                   including area code:  (616) 771-5000







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Item 5.   OTHER EVENTS.

          On January 20, 1997, the Board of Directors of Old Kent Financial Corporation (the "Company") elected to redeem, effective February 14, 1997, all outstanding Rights to Purchase Series B Preferred Stock issued in 1989. The record date for the redemption is February 14, 1997. The Board also adopted a new Rights Plan, and pursuant thereto declared a dividend of 1 Right to Purchase Series C Preferred Stock (a "Right") for each outstanding share of the Company's common stock, $1 par value (the "Common Stock"), to shareholders of record at the close of business on February 14, 1997. Each new Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series C Preferred Stock, no par value (the "Preferred Stock"), at a price of $160 per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Old Kent Bank, as Rights Agent.

          Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the date of such announcement being the "Stock Acquisition Date"), (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of Common Stock, or (iii) 10 business days after the company's Board of Directors determines, pursuant to certain criteria set forth in the Rights Agreement, that a person beneficially owning 10% or more of the outstanding shares of Common Stock is an "Adverse Person."

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 13, 2007, unless earlier redeemed by the Company as described below.

          In the event that, at any time following the Distribution Date,
(i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) a Person becomes the beneficial owner of more than 15% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock that is determined to be fair to and otherwise in the best interests of the Company and its shareholders), (iii) an Acquiring Person engages in 1 or more "self-dealing" transactions with the Company, or (iv) a person had been or was designated as an Adverse Person under the Rights Agreement, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash,


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property or other securities of the Company) having a value equal to 2 times the Exercise Price of the Right. The Exercise Price is the Purchase Price multiplied by the number of Units issuable upon the Right prior to the events described in the paragraph (initially, 1). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person or Adverse Person will be null and void.

          In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction (other than a merger described in the preceding paragraph or a merger which follows an offer described in the preceding paragraph), or
(ii) 50% or more of the company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to 2 times the Exercise Price of the Right.

          Further information on the Rights is contained in a Summary of Rights to Purchase Series C Preferred Stock and in the Rights Agreement, copies of which were filed as exhibits to a Registration Statement on Form 8-A contemporaneously with this 8-K Report.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
          EXHIBITS.

     (c)  Exhibits:

          4. Rights Agreement dated as of January 20, 1997, between Old Kent Financial Corporation and Old Kent Bank, as Rights Agent. Previously filed as Exhibit 4 to the registrant's Form 8-A Registration Statement filed January 21, 1997. Here incorporated by reference.
















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                                 SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  January 21, 1997           OLD KENT FINANCIAL CORPORATION
                                   (Registrant)


                                   By: /S/ B.P. SHERWOOD, III
                                       B.P. Sherwood, III
                                       Its Vice Chairman and Treasurer



































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                               EXHIBIT INDEX


EXHIBIT NUMBER                DOCUMENT

     4 Rights Agreement dated as of January 20, 1997, between Old Kent Financial Corporation and Old Kent Bank, as Rights Agent. Previously filed as Exhibit 4 to the registrant's Form 8-A Registration Statement filed January 21, 1997. Here incorporated by reference.